EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Wendy’s/Arby’s Group, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 28, 2008 (the “Form 10-K/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2009	/s/ Roland C. Smith
Roland C. Smith President and Chief Executive Officer

Date: March 16, 2009	/s/ Stephen E. Hare
Stephen E. Hare Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wendy’s/Arby’s Group, Inc. and will be retained by Wendy’s/Arby’s Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.